Exhibit 99.1

Cerner Reports First Quarter 2017 Results

KANSAS CITY, Mo. - April 27, 2017 - Cerner Corporation (Nasdaq: CERN) today announced results for the 2017 first quarter that ended April 1, 2017.

Bookings in the first quarter of 2017 were $1.250 billion, an increase of 7 percent compared to $1.170 billion in the first quarter of 2016 and above the midpoint of the Company’s guidance range.

First quarter revenue was $1.260 billion, an increase of 11 percent compared to $1.138 billion in the first quarter of 2016 and at the high-end of the Company’s guidance range.

On a U.S. Generally Accepted Accounting Principles (GAAP) basis, first quarter 2017 net earnings were $173.2 million and diluted earnings per share were $0.52. First quarter 2016 GAAP net earnings were $150.4 million and diluted earnings per share were $0.43.

Adjusted Net Earnings for first quarter 2017 were $197.8 million, compared to $182.4 million of Adjusted Net Earnings in the first quarter of 2016. Adjusted Diluted Earnings Per Share were $0.59 in the first quarter of 2017, an increase of 11 percent compared to $0.53 of Adjusted Diluted Earnings Per Share in the year-ago quarter and at the high-end of the Company’s guidance range. Analysts’ consensus estimate for first quarter 2017 Adjusted Diluted Earnings Per Share was $0.57.

Adjusted Net Earnings and Adjusted Diluted Earnings Per Share are not recognized terms under GAAP. These non-GAAP financial measures should not be substituted for GAAP net earnings or GAAP diluted earnings per share, respectively, as measures of Cerner’s performance, but instead should be utilized as supplemental measures of financial performance in evaluating our business. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results," where our non-GAAP financial measures are defined and reconciled to the most comparable GAAP measures.

Other 2017 First Quarter Highlights:

▪	First quarter operating cash flow of $303.6 million.

▪
First quarter Free Cash Flow of $144.4 million. Free Cash Flow is a non-GAAP financial measure defined as GAAP cash flows from operating activities less capital purchases and capitalized software development costs. Please see the accompanying schedule, titled "Reconciliation of GAAP Results to Non-GAAP Results."

▪	First quarter days sales outstanding of 71 days, down from 76 days in the year-ago period.

▪	Total backlog of $16.098 billion, up 10 percent over the year-ago quarter.

"Our first quarter results represent a strong start to the year, with all key metrics at or above expected levels," said Zane Burke, President. "Our results again included a significant number of new client wins, reflecting our strong competitive position and an active marketplace."

Future Period Guidance

Cerner currently expects:

▪	Second quarter 2017 revenue between $1.265 billion and $1.335 billion.

▪	Full year 2017 revenue between $5.100 billion and $5.300 billion, consistent with previously provided full year guidance.

▪	Second quarter 2017 Adjusted Diluted Earnings Per Share between $0.60 and $0.62.

▪	Full year 2017 Adjusted Diluted Earnings Per Share between $2.44 and $2.56, consistent with previously provided full year guidance.

▪	Second quarter 2017 bookings between $1.300 billion and $1.500 billion.

Earnings Conference Call

Cerner will host an earnings conference call to provide additional detail on the Company’s results and outlook at 3:30 p.m. CT on April 27, 2017. On the call, Cerner will discuss its first quarter 2017 results and answer questions from the investment community. The call may also include discussion of Cerner developments, and forward-looking and other material information about business and financial matters. The dial-in number for the conference call is (678)-509-7542; the passcode is Cerner. Cerner recommends joining the call 15 minutes early for registration. The re-broadcast of the call will be available from 6:30 p.m. CT, April 27, 2017 through 11:59 p.m. CT, April 30, 2017. The dial-in number for the re-broadcast is (855)-859-2056; the passcode is 4386054.

An audio webcast will be available live and archived on Cerner's website at www.cerner.com under the About Us section (click Investor Relations, then Presentations and Webcasts).

About Cerner

Cerner's health information technologies connect people, information and systems at more than 25,000 facilities worldwide. Recognized for innovation, Cerner® solutions assist clinicians in making care decisions and enable organizations to manage the health of populations. The company also offers an integrated clinical and financial system to help health care organizations manage revenue, as well as a wide range of services to support clients’ clinical, financial and operational needs. Cerner’s mission is to contribute to the systemic improvement of health care delivery and the health of communities. Nasdaq: CERN. For more information about Cerner, visit cerner.com, read our blog at blogs.cerner.com, or connect with us on Twitter at twitter.com/cerner and on Facebook at facebook.com/cerner. Our website, blog, Twitter account and Facebook page contain a significant amount of information about Cerner, including financial and other information for investors.

Certain trademarks, service marks and logos set forth herein are property of Cerner Corporation and/or its subsidiaries.

All statements in this press release that do not directly and exclusively relate to historical facts constitute forward-looking statements. These forward-looking statements are based on the current beliefs, expectations and assumptions of Cerner's management with respect to future events and are subject to a number of significant risks and uncertainties. It is important to note that Cerner's performance, and actual results, financial condition or business could differ materially from those expressed in such forward-looking statements. The words “expects”, “guidance”, “position”, “believe” or the negative of these words, variations thereof or similar expressions are intended to identify such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the possibility of significant costs and reputational harm related to product-related liabilities; potential claims for system errors and warranties; the possibility of interruption at our data centers or client support facilities; the possibility of increased expenses, exposure to legal claims and regulatory actions and reputational harm associated with a cyberattack or other breach in our IT security; our proprietary technology may be subject to claims for infringement or misappropriation of intellectual property rights of others, or may be infringed or misappropriated by others; potential claims or other risks associated with relying on open source software in our proprietary software, solutions or services; material adverse resolution of legal proceedings; risks associated with our global operations; risks associated with fluctuations in foreign currency exchange rates; the potential for tax legislation initiatives that could adversely affect our tax position and/or challenges to our tax positions in the U.S. and non-U.S. countries; the uncertainty surrounding the impact of the United Kingdom’s vote to leave the European Union (commonly referred to as Brexit) on our global business; risks associated with our recruitment and retention of key personnel; risks related to our dependence on strategic partners and third party suppliers; difficulties and operational and financial risks associated with successfully completing the integration of the Cerner Health Services (formerly Siemens Health Services) business into our business or the failure to realize the synergies and other benefits expected from the acquisition; risks inherent with business acquisitions and combinations and the integration thereof; the potential for losses resulting from asset impairment charges; risks associated with volatility and disruption resulting from global economic or market conditions; managing growth in the new markets in which we offer solutions, health care devices or services; risks inherent in contracting with government clients; risks associated with our outstanding and future indebtedness, such as compliance with restrictive covenants, which may limit our flexibility to operate our business; changing political, economic, regulatory and judicial influences, which could impact the purchasing practices and operations of our clients and increase costs to deliver compliant solutions and services; government regulation; significant competition and our ability to quickly respond to market changes and changing technologies and to bring competitive new solutions, devices, features and services to market in a timely fashion; long sales cycles for our solutions and services; variations in our quarterly operating results; potential variations in our sales forecasts compared to actual sales; volatility in the trading price of our common stock and the timing and volume of market activity; our directors’ authority to issue preferred stock and the anti-takeover provisions in our corporate governance documents; and changes in accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies may adversely affect our financial statements. Additional discussion of these and other risks, uncertainties and factors affecting Cerner's business is contained in Cerner's filings with the Securities and Exchange Commission. The reader should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. Except as required by law, Cerner undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in our business, results of operations or financial condition over time.

Investor Contact: Allan Kells, (816) 201-2445, akells@cerner.com
Media Contact: Dan Smith, (913) 304-3991, dan.smith1@cerner.com
Cerner’s Internet Home Page: www.cerner.com

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three months ended April 1, 2017 and April 2, 2016
(unaudited)

(In thousands, except per share data)	Three Months Ended
	2017	2016

Revenues
System sales	$319,856	$279,354
Support, maintenance and services	918,238	839,638
Reimbursed travel	22,392	19,143
Total revenues	1,260,486	1,138,135

Margin
System sales	219,447	190,129
Support, maintenance and services	842,046	772,413
Total margin	1,061,493	962,542

Operating expenses
Sales and client service	560,200	501,827
Software development	145,901	133,532
General and administrative	88,392	90,134
Amortization of acquisition-related intangibles	22,874	21,601
Total operating expenses	817,367	747,094

Operating earnings	244,126	215,448

Other income (expense), net	(1,116)	1,681

Earnings before income taxes	243,010	217,129
Income taxes	(69,797)	(66,769)
Net earnings	$173,213	$150,360

Basic earnings per share	$0.52	$0.44

Basic weighted average shares outstanding	329,973	339,518

Diluted earnings per share	$0.52	$0.43

Diluted weighted average shares outstanding	336,190	345,900

CERNER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
For the three months ended April 1, 2017 and April 2, 2016
(unaudited)

ADJUSTED OPERATING EARNINGS

(In thousands)	Three Months Ended
	2017	2016

Operating earnings (GAAP)	$244,126	$215,448

Share-based compensation expense	18,855	19,366
Health Services acquisition-related amortization	21,028	18,504
Acquisition-related deferred revenue adjustment	4,484	5,513
Other acquisition-related adjustments	30	2,885

Adjusted Operating Earnings (non-GAAP)	$288,523	$261,716

ADJUSTED NET EARNINGS AND ADJUSTED DILUTED EARNINGS PER SHARE

(In thousands, except per share data)	Three Months Ended
	2017	2016

Net earnings (GAAP)	$173,213	$150,360

Pre-tax adjustments for Adjusted Net Earnings:
Share-based compensation expense	18,855	19,366
Health Services acquisition-related amortization	21,028	18,504
Acquisition-related deferred revenue adjustment	4,484	5,513
Other acquisition-related adjustments	30	2,885

After-tax adjustments for Adjusted Net Earnings:
Income tax effect of pre-tax adjustments	(12,751)	(14,228)
Share-based compensation permanent tax items	(7,062)	—

Adjusted Net Earnings (non-GAAP)	$197,797	$182,400

Diluted weighted average shares outstanding	336,190	345,900

Adjusted Diluted Earnings Per Share (non-GAAP)	$0.59	$0.53

FREE CASH FLOW

(In thousands)	Three Months Ended
	2017	2016

Cash flows from operating activities (GAAP)	$303,585	$336,205
Capital purchases	(88,065)	(99,351)
Capitalized software development costs	(71,092)	(75,340)

Free Cash Flow (non-GAAP)	$144,428	$161,514

Cash flows from investing activities (GAAP)	$(103,852)	$(303,554)

Cash flows from financing activities (GAAP)	$4,369	$(140,054)

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America ("GAAP"). However, we supplement our GAAP results with certain non-GAAP financial measures, which we believe enable investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the review and understanding of our overall financial, operational and economic performance. These non-GAAP financial measures are not meant to be considered in isolation, as a substitute for, or superior to GAAP results and investors should be aware that non-GAAP measures have inherent limitations and should be read only in conjunction with Cerner's consolidated financial statements prepared in accordance with GAAP. These non-GAAP measures may also be different from similar non-GAAP financial measures used by other companies and may not be comparable to similarly titled captions of other companies due to potential inconsistencies in the method of calculations. We provide the measures of Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as such measures are used by management, along with GAAP results, to analyze Cerner's business, make strategic decisions, assess long-term trends on a comparable basis, and for management compensation purposes. We provide the measure of Free Cash Flow as such measure takes into account certain capital expenditures necessary to operate our business. Free Cash Flow is used by management, along with GAAP results, to analyze our earnings quality and overall cash generation of the business.

We calculate each of our non-GAAP financial measures as follows:

Adjusted Operating Earnings - Consists of GAAP operating earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, and (iv) other acquisition-related adjustments.

Adjusted Net Earnings - Consists of GAAP net earnings adjusted for: (i) share-based compensation expense, (ii) Health Services acquisition-related amortization, (iii) acquisition-related deferred revenue adjustment, (iv) other acquisition-related adjustments, (v) the income tax effect of the aforementioned items, and (vi) share-based compensation permanent tax items.

Adjusted Diluted Earnings Per Share - Consists of Adjusted Net Earnings, as defined above, divided by diluted weighted average shares outstanding, in the applicable period.

Free Cash Flow - Consists of cash flows from operating activities, less capital purchases and capitalized software development costs.

Adjustments included in the calculations of Adjusted Operating Earnings and Adjusted Net Earnings are described below:

Share-based compensation expense - Non-cash expense arising from our equity compensation and stock purchase plans available to our associates and directors. We exclude share-based compensation expense as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Share-based compensation expense is included in our Condensed Consolidated Statements of Operations as follows:

(In thousands)	Three Months Ended
	2017	2016

Sales and client service	$9,671	$9,219
Software development	4,227	3,687
General and administrative	4,957	6,460
Total share-based compensation expense	$18,855	$19,366

Health Services acquisition-related amortization - Non-cash expense consisting of the amortization of customer relationships, acquired technology, and trade name intangible assets recorded in connection with our acquisition of the Health Services business in February 2015. We exclude Health Services acquisition-related amortization as we believe the amount of such non-cash expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Amortization of acquisition-related intangibles."

Acquisition-related deferred revenue adjustment - Consists of acquisition-related deferred revenue adjustments in connection with our acquisition of the Health Services business in February 2015. Accounting guidance requires that deferred revenue acquired in a business combination be written-down to an estimate of fulfillment cost, plus a normal profit margin, as a part of the allocation of purchase price to assets acquired and liabilities assumed. We add back the amount of the write-down applicable to the period as we believe such amount directly correlates to the underlying performance of our business operations.

Other acquisition-related adjustments - Consists of acquisition, employee separation, and other costs associated with our acquisition of the Health Services business in February 2015. We exclude other acquisition-related adjustments as they are non-recurring charges, and we believe the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "General and administrative" expense.

Income tax effect of pre-tax adjustments - The GAAP effective income tax rate for the applicable quarterly period is applied to pre-tax adjustments for Adjusted Net Earnings.

Share-based compensation permanent tax items - Consists of permanent items impacting the Company's income tax provision related to our share-based compensation arrangements, including net excess tax benefits recognized upon the exercise of stock options. We exclude such items as we believe the amount of such items in any specific period may not directly correlate to the underlying performance of our business operations. Such amount is included in our Condensed Consolidated Statements of Operations in the caption "Income Taxes."

Cerner's future period guidance in this release includes adjustments for items not indicative of our core operations, which may include without limitation share-based compensation expense and acquisition-related expenses, such as integration expenses, and may be affected by changes in ongoing assumptions and judgments relating to the Company's acquired businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP Adjusted Operating Earnings, Adjusted Net Earnings and Adjusted Diluted Earnings Per Share as described above. The exact amount of these adjustments are not currently determinable, but may be significant. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measures.

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
As of April 1, 2017 (unaudited) and December 31, 2016

(In thousands)	2017	2016

Assets
Current assets:
Cash and cash equivalents	$378,452	$170,861
Short-term investments	153,458	185,588
Receivables, net	986,354	944,943
Inventory	19,013	14,740
Prepaid expenses and other	288,833	303,229
Total current assets	1,826,110	1,619,361

Property and equipment, net	1,569,023	1,552,524
Software development costs, net	751,705	719,209
Goodwill	845,842	844,200
Intangible assets, net	542,715	566,047
Long-term investments	77,206	109,374
Other assets	190,607	219,248
Total assets	$5,803,208	$5,629,963

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$207,001	$238,134
Current installments of long-term debt and capital lease obligations	17,398	26,197
Deferred revenue	338,074	311,839
Accrued payroll and tax withholdings	208,467	211,554
Other accrued expenses	62,599	57,677
Total current liabilities	833,539	845,401

Long-term debt and capital lease obligations	532,747	537,552
Deferred income taxes and other liabilities	311,540	306,263
Deferred revenue	12,506	12,800
Total liabilities	1,690,332	1,702,016

Shareholders' Equity:
Common stock	3,545	3,537
Additional paid-in capital	1,254,544	1,230,913
Retained earnings	4,245,101	4,094,327
Treasury stock	(1,290,665)	(1,290,665)
Accumulated other comprehensive loss, net	(99,649)	(110,165)
Total shareholders' equity	4,112,876	3,927,947
Total liabilities and shareholders' equity	$5,803,208	$5,629,963

CERNER CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
For the three months ended April 1, 2017 and April 2, 2016
(unaudited)

	Three Months Ended
(In thousands)	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$173,213	$150,360
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	134,833	119,126
Share-based compensation expense	17,500	17,811
Provision for deferred income taxes	11,214	7,978
Changes in assets and liabilities (net of businesses acquired):
Receivables, net	(34,236)	101,787
Inventory	(4,266)	(8,452)
Prepaid expenses and other	27,270	(4,751)
Accounts payable	(21,908)	(23,060)
Accrued income taxes	768	11,201
Deferred revenue	24,269	(32,309)
Other accrued liabilities	(25,072)	(3,486)

Net cash provided by operating activities	303,585	336,205

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital purchases	(88,065)	(99,351)
Capitalized software development costs	(71,092)	(75,340)
Purchases of investments	(53,340)	(157,744)
Sales and maturities of investments	115,030	32,473
Purchase of other intangibles	(6,385)	(3,592)

Net cash used in investing activities	(103,852)	(303,554)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of stock options	10,683	10,421
Payments to taxing authorities in connection with shares directly withheld from associates	(5,314)	(419)
Treasury stock purchases	—	(150,056)
Contingent consideration payments for acquisition of businesses	(1,000)	—

Net cash provided by (used in) financing activities	4,369	(140,054)

Effect of exchange rate changes on cash and cash equivalents	3,489	870

Net increase (decrease) in cash and cash equivalents	207,591	(106,533)
Cash and cash equivalents at beginning of period	170,861	402,122

Cash and cash equivalents at end of period	$378,452	$295,589

Summary of acquisition transactions:
Fair value of tangible assets acquired	$—	$(10,200)
Fair value of intangible assets acquired	—	(25,000)
Fair value of goodwill	—	46,940
Less: Fair value of liabilities assumed	—	(11,740)

Net cash used	$—	$—